UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 4, 2017

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 4, 2017, Loxo Oncology, Inc. (“Loxo Oncology”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Cowen and Company, LLC, as representatives of several underwriters named on Schedule II thereto (the “Underwriters”), pursuant to which Loxo Oncology agreed to issue and sell an aggregate of 3,870,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at a per share public offering price of $31.00. Pursuant to the Underwriting Agreement, Loxo Oncology also granted the Underwriters a 30-day option to purchase up to an additional 580,500 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-214392) that was filed by Loxo Oncology with the Securities and Exchange Commission (“SEC”) on November 2, 2016 and declared effective by the SEC on November 16, 2016.

Loxo Oncology estimates that net proceeds from the Offering will be approximately $112.4 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Loxo Oncology intends to use the net proceeds from the Offering for early commercialization activities for larotrectinib, new and ongoing research and development activities, and general corporate purposes, which may include increased working capital, acquisitions or investments in businesses, products or technologies, and capital expenditures. Loxo Oncology expects the Offering to close on January 10, 2017, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

Item 2.02 Results of Operations and Financial Condition.

As reported in our preliminary prospectus supplement filed with the SEC on January 4, 2017, based on our current estimates, as of December 31, 2016, we had approximately $141.7 million in cash, cash equivalents and investments. The actual amounts that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the period ended December 31, 2016 are finalized.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by Loxo Oncology with the SEC, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 8.01.             Other Events.

On January 5, 2017, Loxo Oncology issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated January 4, 2017

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated January 5, 2017

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Loxo Oncology’s filings with the SEC, including without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 filed with the SEC on November 2, 2016, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Loxo Oncology’s results of operations, which would, in turn, have a significant and adverse impact on Loxo Oncology stock price. Loxo Oncology cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Loxo Oncology undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: January 5, 2017	By:	/s/ Jennifer Burstein
		Name:	Jennifer Burstein
		Title:	Vice President of Finance and
principal financial officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated January 4, 2017

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated January 5, 2017